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GC COMPANIES, INC.
EXHIBIT 21.3



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-76196 of GC Companies, Inc. on Form S-8 of our report dated December 6, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of GC Companies, Inc. for the year ended October 31, 1996.

Deloitte & Touche LLP
Boston, Massachusetts
January 29, 1997


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